Exhibit 99.1

Wolfspeed Takes Proactive Step to Strengthen Financial Foundation Anticipating Scalable, Profitable Growth

Proposed Pre-Packaged Plan of Reorganization Has Strong Support of Key Lenders

Company Has ~$1.3B of Cash as of 3QFY25, Providing Sufficient Near-Term Liquidity to Support

Customers and Pay Vendors

Deal Summary – Expected Benefits:

•	~70% reduction in total debt; ~60% reduction in annual total cash interest expense

•	Existing equity holders to receive 3% or 5% of new common equity

•	Company expects to complete the restructuring process expeditiously by end of 3QCY25

•	Post-restructuring, Wolfspeed operations expected to be fully funded through cash flow generation

•	Management team to focus on profitability and long-term growth as advisory team navigates restructuring process

DURHAM, N.C. June 22, 2025 — Wolfspeed, Inc. (NYSE: WOLF) (“Wolfspeed” or the “Company”) today announced that, as part of its efforts to proactively strengthen its capital structure, it entered into a Restructuring Support Agreement (the “RSA”) with key lenders, including (i) holders of more than 97% of its senior secured notes, (ii) Renesas Electronics Corporation’s wholly owned U.S. subsidiary and (iii) convertible debtholders holding more than 67% of the outstanding convertible notes. The transactions envisioned by the RSA are expected to reduce the Company’s overall debt by approximately 70%, representing a reduction of approximately $4.6 billion, and reduce the Company’s annual total cash interest payments by approximately 60%.

By taking this proactive step, the Company expects to be better positioned to execute on its long-term growth strategy and accelerate its path to profitability. This marks the positive culmination of discussions between the Company and key lenders to restructure the Company’s capital structure on an expedited basis and help to ensure Wolfspeed maintains its position as a leader in the silicon carbide market.

“After evaluating potential options to strengthen our balance sheet and right-size our capital structure, we have decided to take this strategic step because we believe it will put Wolfspeed in the best position possible for the future,” said Robert Feurle, Wolfspeed’s Chief Executive Officer. “Wolfspeed has tremendous core strengths and great potential. We are a global leader in silicon carbide technology with an exceptional, purpose-built, fully automated 200mm manufacturing footprint, delivering cutting-edge products for our customers. A stronger financial foundation will enable us to focus acutely on innovation in rapidly scaling verticals undergoing electrification where quality, durability and efficiency matter most.”

Feurle continued, “As we move forward, we are grateful for the confidence and support of key lenders, who share our vision for the future and believe in our growth prospects. I also want to thank our incredibly talented team for their resilience and hard work, and our customers and partners for their ongoing support.”

Additional Information Regarding the RSA

Key terms of the RSA are as follows:

•

Pursuant to the transactions contemplated by the RSA, the Company will receive $275 million of new financing in the form of second lien convertible notes, fully backstopped by certain of its existing convertible debtholders.

•	The RSA contemplates a paydown of its senior secured notes of $250 million at a rate of 109.875%, with certain modifications to reduce go-forward cash interest and minimum liquidity requirements.

•

The RSA also contemplates an exchange of $5.2 billion of existing convertible notes and Renesas’ existing loan for $500 million of new notes and 95% of the new common equity, subject to dilution from other equity issuances, with Renesas loan claims entitled to additional incremental consideration to the extent certain regulatory approvals are not obtained by an agreed upon deadline.

•

Pursuant to the transactions, existing equity will be cancelled, and the existing equity holders will receive their pro rata share of 3% or 5% of new common equity, subject to dilution from other equity issuances and potential reduction from certain events.

•	All other unsecured creditors are expected to be paid in the ordinary course of business.

To implement the transactions envisioned by the RSA, the Company intends to solicit approval of the pre-packaged plan of reorganization and then file voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the near future. Wolfspeed expects to move through this process expeditiously and emerge by the end of third quarter calendar year 2025.

Wolfspeed is continuing to operate and serve customers with leading silicon carbide materials and devices throughout the process. The Company plans to continue to pay vendors in the ordinary course of business for goods and services delivered throughout the restructuring process via an All-Trade Motion. Vendors are expected to be unimpaired in the process. Wolfspeed also intends to file customary motions with the Bankruptcy Court to support ordinary-course operations including, but not limited to, continuing employee compensation and benefits programs.

Additional details regarding the RSA will be provided in the Company’s Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”). This press release does not constitute an offer to sell or purchase any securities, which would be made only pursuant to definitive documents and an applicable exemption from the Securities Act of 1933, as amended. This press release does not constitute a solicitation to vote on the bankruptcy plan.

For additional information regarding the restructuring, please visit Wolfspeed’s dedicated microsite at wolfspeedforward.com.

Advisors

Latham & Watkins LLP and Hunton Andrews Kurth LLP are serving as legal counsel to Wolfspeed, Perella Weinberg Partners is serving as financial advisor and FTI Consulting is serving as restructuring advisor. Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal counsel to the senior secured noteholders and Moelis & Company is serving as the senior secured noteholders’ financial advisor. Kirkland & Ellis LLP is serving as legal counsel to Renesas Electronics Corporation, PJT Partners is serving as its financial advisor, and BofA Securities is serving as its structuring advisor. Ropes & Gray LLP is serving as legal counsel to the convertible debtholders and Ducera Partners is serving as financial advisor to the convertible debtholders.

About Wolfspeed, Inc.

Wolfspeed (NYSE: WOLF) leads the market in the worldwide adoption of silicon carbide technologies that power the world’s most disruptive innovations. As the pioneers of silicon carbide, and creators of the most advanced semiconductor technology on earth, we are committed to powering a better world for everyone. Through silicon carbide material, Power Modules, Discrete Power Devices and Power Die Products targeted for various applications, we will bring you The Power to Make It Real.TM Learn more at www.wolfspeed.com.

Forward Looking Statements:

This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Wolfspeed’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, including estimates, forecasts and projections about possible or assumed future results of Wolfspeed’s business, financial condition, liquidity, results of operations, plans, objectives and Wolfspeed’s industry and market growth. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “forward” or “continue” and similar expressions are used to identify forward-looking statements. All statements in this press release that are not historical are forward-looking statements, including statements regarding the timing and implementation of the transactions contemplated by the RSA, the intent to solicit approval of the pre-packaged plan of reorganization (the “Plan”) to implement the transactions contemplated by the RSA and file voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the “Chapter 11 Cases”), Wolfspeed’s ability to continue operating in the ordinary course, including continuing to serve customers and pay vendors in the ordinary course, the potential benefits of the transactions contemplated by the RSA and the potential effects of such transactions on Wolfspeed’s financial position, profitability and growth. Actual results could differ materially due to a number of factors, including but not limited to, risks and uncertainties associated with the anticipated Chapter 11 Cases; the effects of the anticipated Chapter 11 Cases on Wolfspeed and Wolfspeed’s relationship with its various stakeholders, including vendors and customers; Wolfspeed’s ability to develop and implement the transactions contemplated by the RSA, whether the Plan will be approved by the Bankruptcy Court and the ultimate outcome of the anticipated Chapter 11 Cases in general; the length of time Wolfspeed will operate under the anticipated Chapter 11 Cases; the potential adverse effects of the anticipated Chapter 11 Cases on Wolfspeed’s liquidity and results of operations; if the RSA is terminated, Wolfspeed’s ability to confirm and consummate the Plan could be materially and adversely affected; the RSA is subject to significant conditions and milestones that may be difficult for Wolfspeed to satisfy; the timing or amount of any recovery, if any, to Wolfspeed’s stakeholders; uncertainty regarding Wolfspeed’s ability to retain key personnel; increased administrative and legal costs related to the anticipated Chapter 11 Cases; changes in Wolfspeed’s ability to meet its financial obligations during the Chapter 11 Cases and to maintain contracts that are critical to its operations; the effectiveness of the overall restructuring activities pursuant to the anticipated Chapter 11 Cases and any additional strategies that Wolfspeed may employ to address its liquidity and capital resources and achieve its stated goals; the actions and decisions of equityholders, creditors, regulators and other third parties that have an interest in the anticipated Chapter 11 Cases, which may interfere with the ability to confirm and consummate the Plan and implement the transactions contemplated by the RSA; ongoing uncertainty in global economic and geopolitical conditions, such as the ongoing military conflict between Russia and Ukraine and the ongoing conflicts in the Middle East; changes in progress on infrastructure development or changes in customer or industrial demand that could negatively affect product demand, including as a result of an economic slowdown or recession, collectability of receivables and other related matters if consumers and businesses defer purchases or payments, or default on payments; risks associated with Wolfspeed’s expansion plans, including design and construction delays, cost overruns, the timing and amount of government incentives actually received, including, among other things, any direct grants and tax credits, issues in installing and qualifying new equipment and ramping production, poor production process yields and quality control and potential increases to Wolfspeed’s restructuring costs; Wolfspeed’s ability to obtain additional funding, including, among other things, from government funding, public or private equity offerings or debt financings, on favorable terms and on a timely basis, if at all; Wolfspeed’s ability to take certain actions with respect to its capital and debt structure; the risk that Wolfspeed does not meet its production commitments to those customers who provide Wolfspeed with capacity reservation deposits or similar payments; the risk that Wolfspeed may experience production difficulties that preclude it from shipping sufficient quantities to meet customer orders or that result in higher production costs, lower yields and lower margins; Wolfspeed’s ability to lower costs; the risk that Wolfspeed’s results will suffer if it is unable to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand or scaling back its manufacturing expenses or overhead costs quickly enough to correspond to lower than expected demand; the risk that longer manufacturing lead times may cause customers to fulfill their orders with a competitor’s products instead; product mix; risks associated with the ramp-up of production of Wolfspeed’s new products, and Wolfspeed’s entry into new business channels different from those in which it has historically operated; Wolfspeed’s ability to convert customer design-ins to design-wins and sales of significant volume, and, if customer design-in activity does result in such sales, when such sales will ultimately occur and what the amount of such sales will be; the risk that the markets for Wolfspeed’s products will not develop as it expects, including the adoption of Wolfspeed’s products by electric vehicle manufacturers and the overall adoption of electric vehicles; the risk that the economic and political uncertainty caused by the tariffs imposed or announced by the United States on imported goods, and corresponding tariffs and other retaliatory measures imposed by other countries (including China) in response, may continue to negatively impact demand for Wolfspeed’s products; the risk that Wolfspeed’s or its channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, including production and product mix, which can result in increased inventory and reduced orders as Wolfspeed experiences wide fluctuations in supply and demand; risks related to international sales and purchases; risks resulting from the concentration of Wolfspeed’s business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the risk that Wolfspeed’s investments may experience periods of significant market value and interest rate volatility causing it to recognize fair value losses on Wolfspeed’s investment; the risk posed by managing an increasingly complex supply chain (including managing the impacts of supply constraints in the semiconductor industry and meeting purchase commitments under take-or-pay arrangements with certain suppliers) that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality; risks relating to outbreaks of infectious diseases or similar public health events, including the risk of disruptions to Wolfspeed’s operations, supply chain, including its contract manufacturers, or customer demand; the risk Wolfspeed may be required to record a significant charge to earnings if its remaining goodwill or amortizable assets become impaired; risks relating to confidential information theft or misuse, including through cyber-attacks or cyber intrusion; Wolfspeed’s ability to complete development and commercialization of products under development; the rapid development of new technology and competing products that may impair demand or render Wolfspeed’s products obsolete; the potential lack of customer acceptance for Wolfspeed’s products; risks associated with ongoing litigation; the risk that customers do not maintain their favorable perception of Wolfspeed’s brand and products, resulting in lower demand for its products; the risk that Wolfspeed’s products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs; risks associated with strategic transactions; the risk that Wolfspeed is not able to successfully execute or achieve the potential benefits of Wolfspeed’s efforts to enhance its value; the substantial doubt about Wolfspeed’s ability to continue as a going concern; and other factors discussed in Wolfspeed’s filings with the SEC, including Wolfspeed’s report on Form 10-K for the fiscal year ended June 30, 2024, and subsequent reports filed with the SEC. These forward-looking statements represent Wolfspeed’s judgment as of the date of this press release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Wolfspeed disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Investor Contact:

Wolfspeed Investor Relations

investorrelations@wolfspeed.com

Media Contact:

Rachel Chesley / Rose Temple

wolfspeedforward@fticonsulting.com